CSFB 05-4

Pay rules

1.

Pay approximately 28.246% to the following classes:

a.

Pay according to the 3A10 PAC schedule

b.

Pay sequentially to the CA and CB classes until retired

c.

Pay disregarding the 3A10 PAC schedule until retired

2.

Pay approximately 71.754% to the 3PT1 until retired

Notes

Pxing Speed = 300PSA

Settlement = 4/29/05